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                                                                    Exhibit 23.2


We consent to the incorporation by reference in the Registration Statement(Form S-8 Nos. 333-86377 and 333-58168) pertaining to the 1995 Stock Option Plan of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) and in the Registration Statements (Form S-3 Nos. 333-55786 and 333-88427) of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) of our report dated May 4, 2001 (except as to notes 1 and 11 which are as of December 19, 2001) and Comments by Auditor for US Readers on Canada-US Reporting Differences dated December 19, 2001, with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation included as at March 31, 2001 and for each of the years in the two year period ended March 31, 2001, in the Current Report (Form 8-K) dated February 22, 2002.

Vancouver, Canada                                    /s/ Ernst & Young LLP
February 21, 2002                                    ---------------------------
                                                         Chartered Accountants